EXECUTION
AMENDMENT NO. 3
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of October 26, 2020 (this “Amendment”), between STERLING NATIONAL BANK (the “Buyer”) and M/I FINANCIAL, LLC (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017 (as amended by that certain Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 and Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated as of October 28, 2019, each by and between the Buyer and the Seller, and this Amendment, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Requirements of Law. Section 6 of the Existing Repurchase Agreement is hereby amended by adding the following new paragraph at the end thereof:
(c)    Upon the occurrence of a LIBOR Transition Event, the Buyer and the Seller shall endeavor to amend this Agreement to replace the LIBOR Rate with a LIBOR Replacement Rate.  The Buyer will promptly notify the Seller in writing of any occurrence of a LIBOR Transition Event.  Following a LIBOR Transition Event and until this Agreement has been amended to replace the LIBOR Rate with a LIBOR Replacement Rate in accordance with the terms hereof, the Pricing Rate shall be a rate per annum equal to the greater of (a) the Prime Rate and (b) the Pricing Floor.
SECTION 2.Maximum Purchase Price. Section 2 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following:
“Maximum Purchase Price” shall mean $90,000,000.
SECTION 3.Termination Date. Section 4 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Termination Date. The Termination Date shall mean October 25, 2021, or such other date declared by either Seller or Buyer as contemplated below, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.
SECTION 4.Price Differential; Pricing Rate; Post-Default Rate. Section 6 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by:

4.1    deleting the definitions of “Pricing Rate” and “Pricing Spread” in their entirety and replacing them with the following:
The “Pricing Rate” shall be a rate per annum equal to the greater of (a) the sum of (i) the Index Rate plus (ii) the Pricing Spread and (b) the Pricing Floor. Buyer’s calculations with respect thereto shall be conclusive absent manifest error.
The “Pricing Spread” shall equal:
(a)    with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans, Jumbo Mortgage Loans and Exception Mortgage Loans, 1.75%; or
(b)    with respect to Transactions the subject of which are Mortgage Loans which are Aged Mortgage Loans, 2.00%.
4.2    deleting the definition of “LIBOR Rate” in its entirety and replacing it with the following:
The “LIBOR Rate” shall mean for each day the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to thirty (30) days appearing on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal (or any successor page). In the event that such rate does not appear on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal (or otherwise on such screen), the LIBOR Rate shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by Buyer and Seller.
4.3    adding the following definitions at the end thereof:
A “LIBOR Transition Event” shall mean (a) a determination by Buyer that adequate and reasonable means do not exist for ascertaining LIBOR or (b) a public statement or publication of information by or on behalf of (i) the administrator of the LIBOR Rate, (ii) the regulatory supervisor for the administrator of the LIBOR Rate, or (iii) the U.S. Federal Reserve System, announcing that (x) such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate or (y) the LIBOR Rate is no longer representative.

The “LIBOR Replacement Rate” shall mean the alternate benchmark rate (which may include SOFR) selected by the Buyer and the Seller in accordance with (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the

Federal Reserve Board and/or the Federal Reserve Bank of New York at such time or, in the event such a selection or recommendation is not available, and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for Dollar-denominated credit and/or repurchase facilities;  such alternate benchmark rate shall include any spread adjustment or method for calculating or determining such spread adjustment recommended by the Federal Reserve or, if no such recommendation is available, any evolving or then-prevailing market convention for determining such a spread adjustment to the applicable LIBOR Replacement Rate.
The “Pricing Floor” shall equal:
(a)    with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans, Jumbo Mortgage Loans and Exception Mortgage Loans, 2.75%; or
(b)    with respect to Transactions the subject of which are Mortgage Loans which are Aged Mortgage Loans, 3.00%.
The “Prime Rate” shall mean, as of any date of determination, the per annum rate of interest last published by the Wall Street Journal as the consensus prime rate among large banks, which Prime Rate shall change simultaneously with any change in such announced rate.
The “SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s website.
SECTION 5.Certain Financial Condition Covenants. Section 7 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (d) in its entirety and replacing it with the following:
(d)    Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. “Test Period” shall mean any two (2) consecutive calendar quarters.
SECTION 6.Warehouse and Other Fees. Section 12 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting paragraphs (a) and (b) in their entirety and replacing them with the following:
(a)    Commitment Fee. Seller shall pay to Buyer in immediately available funds, earned on October 26, 2020 (the “Third Amendment Effective Date”), a non-refundable Commitment Fee equal to 0.20% multiplied by the Maximum Purchase Price. The Commitment Fee shall be paid in full on the Third Amendment Effective Date.
(b)    Non-Use Fee. No later than the 15th day (and if such day is not a Business Day, the following Business Day) following the end of each calendar month, Seller shall pay in immediately available funds to Buyer a non-refundable Non-Use Fee equal to the product of (a)

0.125% per annum calculated on the basis of a 360 day year and (b) the excess of (i) 50% of then applicable Maximum Purchase Price over (ii) the average daily Purchase Price of the Purchased Mortgage Loans during such calendar month.
SECTION 7.Compliance Certificate. Exhibit F to the Existing Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A hereto.
SECTION 8.Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
8.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:
(a)this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller;
(b)the Commitment Fee in an amount equal to $180,000, incurred in connection with the extension of the Termination Date; and
(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.
SECTION 9.Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.
SECTION 10.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 11.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 12.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 13.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STERLING NATIONAL BANK, as Buyer By: /s/ Eddie Othman Name: Eddie Othman Title: Senior Vice President

M/I FINANCIAL, LLC, as Seller
By: /s/ Derek J. Klutch Name: Derek J. Klutch Title: President and CEO

ANNEX A
EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of M/I Financial, LLC (“Seller”). This Certificate is delivered to you in connection with Section 12(d)(iv) of the Second Amended and Restated Master Repurchase Agreement dated as of October 30, 2017, between M/I Financial, LLC and Sterling National Bank (as amended from time to time, the “Agreement”), as the same may have been amended from time to time. Capitalized terms shall have the meaning set forth in the Agreement. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, M/I Financial, LLC is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
Maintenance of Tangible Net Worth plus Subordinated Debt. The Seller has maintained a Tangible Net Worth* plus Subordinated Debt§ of not less than $12,500,000. A detailed summary of the calculation of the Seller’s Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Ratio of Indebtedness to Tangible Net Worth. The Seller has maintained the ratio of (a) Indebtedness less Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt no greater than 10:1. A detailed summary of the calculation of the Seller’s ratio of Indebtedness to Tangible Net Worth is set forth on Schedule 1 hereto.
Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00. A detailed summary of the calculation of Seller’s Net Income is set forth on Schedule 1 hereto.
Guarantees. Seller has not created, incurred, assumed or suffered to exist any Guarantees, except to the extent reflected in the Seller’s Financial Statements or notes thereto.
Total Warehouse Capacity. Seller has ensured that the Maximum Purchase Price does not exceed 50% of the total aggregate maximum availability under its Warehouse Facilities (whether drawn or undrawn).
Maintenance of Liquidity. The Seller has maintained, as of the end of each calendar month, it has Liquidity in an amount not less than $6,250,000.
Warehouse Lines. All warehouse lines of Seller existing on the date hereof are listed on Schedule 3 hereto.

Limitation on Dividends and Distributions. Upon the occurrence and after the continuance of an Event of Default, Seller has not made any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or made any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of its consolidated Subsidiaries.
Financial Statements. The financial statements attached fairly present in all material respects the financial condition and results of operations of Seller and its consolidated Subsidiaries and the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, the calendar month ending on [DATE] (subject to normal year-end adjustments).
Originations. Attached hereto as Schedule 2 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE].
Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.
Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Documents to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]
Regulatory Action. Seller is not currently under investigation or, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
M/I Financial, LLC

By: ____________________
Name:     __________________
Title:    ___________________

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS

As of the month ended: [Date]

Covenant	Actual	Requirement	Compliance (Y/N)
TNW (including Sub Debt)*		$12,500,000
Leverage**		10:1
Quarterly Profitability ***		>1
Liquidity ****		$6,250,000
Total Warehouse Covenant*****		< 50% of Maximum Purchase Price

*
TNW Calculation

Book Net Worth
Less:
Prepaid Expenses
Intercompany Receivables
Employee Receivables
Restricted Cash
Deposits
Goodwill
Other
Tangible Net Worth

**

Leverage:
Indebtedness (excluding Sub Debt)
TNW (including Sub Debt)

***

Net Income:
Monthly
As of Most Recent two (2) consecutive Quarters

****

Liquidity:
Unrestricted Cash
Cash Equivalents
Available Borrowing Capacity

*****

Total Warehouse Covenant
Total Warehouse Lines
50% of Maximum Purchase Price

SCHEDULE 2 to OFFICER’S COMPLIANCE CERTIFICATE

PRODUCTION INFORMATION (banked)

	Monthly	Year to Date
Conventional Conforming
FHA/VA
Agency High Balance
Jumbo
TOTAL
% Refinance
% Purchase
% Retail
% Wholesale

SCHEDULE 3 to OFFICER’S COMPLIANCE CERTIFICATE

WAREHOUSE LINES

	Line Amount	Amount Outstanding	Expiration Date
Sterling National Bank
Comerica Bank